UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

GreenBox POS LLC

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-f5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF GREENBOX POS LLC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

GREENBOX POS LLC

8880 Rio San Diego Drive, Suite 102

San Diego, CA 92108

855-201-1613

INFORMATION STATEMENT

(Definitive)

December 26, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished to the holders of capital stock (the “Stockholders”) of GreenBox POS LLC, a Nevada corporation (the “ Company”), in connection with action taken by our Board of Directors and the holders of a majority in interest of our capital stock (the “Majority Stockholders”) to effect an amendment to our Articles of Incorporation solely for the purpose of changing the Company’s name from “GreenBox POS LLC” to “GreenBox POS” (the “Amendment”). The foregoing action has been ratified by the written consent of the Majority Stockholders as well as our Board of Directors by written consent on December 13, 2018.

NO MEETING OF STOCKHOLDERS REQUIRED

The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by § 78.320(2) of the Nevada Revised Statutes (the “Statutes”), which provides that (in pertinent part) “…any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power…” Our Articles of Incorporation and Bylaws also expressly allow such action to be taken.

Pursuant to the Statutes, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Amendment. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Amendment be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

AMENDMENT TO ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation solely for the purposes of changing the Company’s name from “GreenBox POS LLC” to “GreenBox POS” (the “Name Change”). No other changes are being made at this time to the Company’s Articles of Incorporation. These changes to our Articles of Incorporation will not adversely affect stockholders. We have attached a copy of the Amendment to this Information Statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has two classes of voting stock authorized, Common Stock and Preferred Stock, which vote together as a single class. The affirmative vote of a majority of the shares of voting stock will be required to approve the Name Change. At the record date, 166,390,363 shares of common stock were outstanding and 0 shares of Preferred Stock were outstanding.

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
Ben Errez (1)	69,333,600	41.67%
Fredi Nisan (2)	69,333,600	41.67%
Directors and Officers as a Group	138,667,200	83.34%

_______________________

(1) Ben Errez is Chairman of the Board of Directors and Executive Vice President of the Company. All of his shares are beneficially owned through his ownership of 48% of GreenBox POS LLC, holder of 144,445,000 shares of the Company.

(2) Fredi Nisan is a Director and Chief Executive Officer of the Company. All of his shares are beneficially owned through his ownership of 48% of GreenBox POS LLC, holder of 144,445,000 shares of the Company.

NO DISSENTER’S RIGHTS

Under the Statutes, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the Name Change other than their role as an officer or director. No director opposed the Amendment.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 8880 Rio San Diego Drive, Suite 102 San Diego, CA 92108, or by calling us at 855-201-1613. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

By Order of the Board of Directors,

/s/ Ben Errez
Chairman

December 26, 2018